AMENDMENT TO
                             SUBSCRIPTION AGREEMENT

      THIS AMENDMENT, dated as of May 27, 2005, is made by and among Techedge, Inc., a Delaware corporation (the "Company"), Alpha Capital Aktiengesellschaft ("Alpha") and Whalehaven Capital Fund Limited ("Whalehaven" and, together with Alpha, the "Holders").

                                    RECITALS:

      WHEREAS, the Holders and the Company, are parties to (i) a subscription agreement dated as of April 29, 2005 (the "Subscription Agreement") pursuant to which the Company agreed to (i) issue and sell, and the Holders agreed to purchase, up to $1,000,000 of shares of Common Stock at $0.68 per share (such shares, the "Purchased Shares"), together with warrants to purchase such number of shares of Common Stock (the "Warrants") at $1.10 per share as shall be equal to 40% of the number of Purchased Shares (the "Warrant Shares") and (ii) grant the Subscribers certain registration rights with respect to the resale of the Purchased Shares and the Warrant Shares that, among other things, obligate the Company to file a registration statement on Form SB-2 or other appropriate form (the "Registration Statement");

      WHEREAS, the Company and the Holders desire to amend the terms of the Subscription Agreement to change, among other things, (i) the price of the Purchased Shares from $0.68 per share to $0.50 per share, (ii) the number of Purchased Shares to be issued, (iii) the exercise price of the Warrants from $1.10 to $0.75, and (iii) the respective deadlines for the filing of the Registration Statement by the Company with the Securities and Exchange Commission (the "Commission") and the declaration of effectiveness of the Registration Statement by the Commission;

      NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to be bound as follows:

1. Amendments.

      1.1 Per Share Price of the Common Stock. The per share purchase price of the Common Stock of $0.68 per share, as set forth in the Subscription Agreement is hereby changed to $0.50 per share and each and every reference to "$0.68" contained in the Subscription Agreement shall hereby be changed to read "$0.50".

      1.2 Number of Shares of Common Stock. In order to give effect to the amendment contained in Section 1.1 hereof, the entry of "367,647" set forth in the column entitled "Shares of Common Stock Issuable On Initial Closing Date" appearing on the Signature Page to Subscription Agreement for each Holder shall be deleted from such column and shall be replaced with the number "500,000".

      1.3 Exercise Price of the Warrants. The second sentence of Section 3 of the Subscription Agreement is hereby deleted in its entirety and replaced with the following:

            "The per Warrant Share exercise price to acquire a Warrant Share upon exercise of a Warrant shall be $0.75."

      1.4 Number of Shares of Common Stock Issued Upon Exercise of Warrants. In order to partially give effect to the amendment contained in Section 1.3 hereof, the parties hereto acknowledge and agree that (i) the Company shall not be required to make any adjustment to the number of Warrants previously issued pursuant to Section 3 of the Subscription Agreement in connection with each Initial Closing Date (as defined in the Subscription Agreement) and (ii) the number of Warrants issuable, pursuant to Section 3 of the Subscription Agreement, to each of the Holders in connection with each Subsequent Closing Date (as defined in the Subscription Agreement) will be based on the sale and issuance of 500,000 shares of Common Stock to each Holder.

      1.5 Registration Rights. The first sentence of Section 11.1(iv) of the Subscription Agreement is hereby deleted in its entirety and replaced with the following:

            The Company shall file with the Commission a Form SB-2 registration statement (the "Registration Statement") (or such other form that it is eligible to use) in order to register the Registrable Securities for resale and distribution under the 1933 Act not later than forty-five (45) days after the Initial Closing Date (the "Filing Date"), and use its reasonable efforts to cause the Registration Statement to be declared effective not later than one hundred and thirty-five (135) days after the Initial Closing Date (the "Effective Date").

2. Covenants.

      2.1 Delivery of Shares. The Company hereby covenants to deliver to each of the Holders an aggregate of 132,353 additional shares of Common Stock of the Company (the "Additional Shares" on a date not later than the date occurring five (5) business days from the date hereof.

      2.2 Legal Opinion. The Company shall cause its counsel, Lowenstein Sandler PC to deliver to each of the Holders, on a date not later than the date occurring five (5) business days from the date hereof, its opinion, in form and substance substantially similar to the opinion previously rendered to such Holders pursuant to the terms of the Subscription Agreement, with respect to the Additional Shares.

3. Miscellaneous.

      3.1 No Other Amendments. Except as expressly amended, modified and supplemented in this Amendment, the parties hereto acknowledge that the Subscription Agreement shall remain binding upon them and that all provisions of the Subscription Agreement are and shall remain in full force and effect. Except as expressly provided in this Amendment, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy by the parties hereto, nor shall it constitute a waiver of any provision in the Subscription Agreement. To the extent of any conflict between this Amendment and the Subscription Agreement, this Amendment shall control and be dispositive.


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

      3.2 No Other Agreements. This Amendment contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and shall not be amended, altered or modified except by a writing signed by the parties hereto.

      3.3 Further Assurances. Each of the parties hereto shall in good faith execute and deliver such further documents and instruments as may reasonably be deemed necessary by the other party hereto in order to further the purposes and intent of this Amendment.

      3.4 Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.


                                TECHEDGE, INC.

                                By: /s/ Ya Li
                                    --------------------------------------------
                                    Name:  Ya Li
                                    Title: President, Chief Executive Officer


                                ALPHA CAPITAL AKTIENGESELLSCHAFT

                                By: /s/ Konrad Ackermann
                                    --------------------------------------------
                                    Name:  Konrad Ackermann
                                    Title: Director


                                WHALEHAVEN CAPITAL FUND LIMITED

                                By: /s/ Evan Schemenauer
                                    --------------------------------------------
                                    Name:  Evan Schemenauer
                                    Title: Director


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